Issuance Date: July 29, 2009 **Amount: $11,750**

PROMISSORY NOTE

Morgan Mining, Corp., a corporation organized and existing under the laws of the State of Nevada, (the "Corporation" or "Borrower"), for value received, hereby promises to pay to **LeadDog Capital, LP**, or assigns, (the "Holder") the principal amount of $11,750.00 Dollars on or before December 1, 2010 (the "Maturity Date"), if not previously paid or satisfied as provided herein, upon presentation and surrender of this Promissory Note (the "Note") at the home office of the Corporation, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1. INTEREST RATE AND PAYMENT. This Note shall bear interest at the rate of Sixteen Percent (16%) per annum commencing on the Issuance Date. Monthly payments are not required and the principal and accrued but unpaid interest shall be payable on or before the Maturity Date. Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

2. SENIOR UNSECURED. This Note shall be a senior unsecured obligation of the Corporation and shall only be junior in right of payment to all secured indebtedness incurred by the Corporation for money borrowed

3. PREPAYMENT. The Corporation may at any time and from time to time prepay the principal or interest of this Note in whole or in part without penalty. Any prepayment of this Note shall be applied first to accrued interest to the date of prepayment and thereafter to the principal amount of the Note.

4. USE OF PROCEEDS. The Corporation agrees to use the proceeds to purchase mine leases on the Platinum Blonde Property (Mountain Lion) in British Columbia.

5. NOTES EXCHANGEABLE; LOSS, THEFT, DESTRUCTION. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender or cancellation of this Note, the Corporation shall issue to the Holder a new Note of like tenor, in lieu of this Note.

6. NOTES NEGOTIABLE. Holder consents and agrees that this Note, when duly endorsed, shall be deemed negotiable and that the Holder, upon such endorsement, may be treated by the Corporation and all other persons dealing with this Note as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Note or to the

transfer hereof in person or by attorney on the books of the Corporation, any notice to the contrary notwithstanding, but until each transfer on such books, the Corporation may treat the Holder as the owner hereof for all purposes.

7. **CORPORATE OBLIGATION.** No recourse under or upon any obligation, covenant, or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any subscriber to shares, shareholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, either directly or through the Corporation, any successor corporation, any trustee, any receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise; it being expressly understood that this Note is solely a corporate obligation of the Corporation, and that by the acceptance of this Note and as a part of the consideration for the issue hereof any and all such personal liability, either at common law, in equity, by constitution, or by statute, of any and all such rights and claims against, every such promoter, subscriber, incorporator, shareholder, officer or director, as such, are hereby expressly waived and released by the holder of this Note.

8. **DEFAULT.** If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

8.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay the principal hereof or interest thereon within ten (10) calendar days of the date when it is due pursuant to the terms of this Note, whether at the Maturity Date, upon acceleration or otherwise;

8.2 Intentionally omitted;

8.3 Intentionally Omitted;

8.4 BREACH OF COVENANTS. The Borrower breaches any material covenant or other material term or condition contained in this Note, or the Security Agreement and such breach continues for a period of ten (10) calendar days after the Holder shall have sent, by Federal Express, electronic mail or facsimile, written notice thereof to the Borrower;

8.5 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Security Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Security Agreement;

8.6 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed, and the same shall not have been stayed or withdrawn within sixty (60) days from the date the Borrower receives notice thereof;

extend to any subsequent or other default or any right consequent thereon.

9. PURCHASE FOR INVESTMENT. It is specifically understood that the Note is not a security within the meaning of the Securities Act of 1933 or the Securities and Exchange Act of 1934 and has not been registered under the Securities Act of 1933, as amended ("Act"), or under applicable state securities laws. The Holder agrees that he is acquiring the Note for investment purposes only and not with a view to the public distribution thereof.

10. SPECIFIC PERFORMANCE. The Corporation acknowledges that any violation or breach of its obligations under this Note shall result in immediate and irreparable injury to the Holder for which a remedy at law would be inadequate. Accordingly, in the event of any breach or threatened breach by the Corporation of its obligations under this Note, the Holder shall be entitled to have such court compel the Corporation to specifically perform its obligations under this Note.

11. NOTICES. Notices to be given to the Holder shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such Holder appearing in the records of the Corporation and, if mailed, sent first class registered or certified mail, postage prepaid.

12. SUBMISSION TO JURISDICTION

a. Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Purchaser shall be brought and maintained exclusively in the courts of the state of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the state of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

b. Waiver of Jury Trial. The Purchaser and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Purchaser or the Company. The Company acknowledges and agrees that it has received full and

sufficient consideration for this provision and that this provision is a material inducement for the Purchaser entering into this agreement. In any action, litigation or proceeding (including mediation and/or arbitration) between the parties arising out of or in relation to this Agreement, the prevailing party in such action shall be awarded, in addition to any damages, injunctions or other relief, and without regarding to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including but not limited to all related costs and reasonable attorneys', accountants' and experts' fees incurred in bringing such action, litigation or proceeding and/or enforcing any judgment or order granted therein, all of which shall be deemed to have accrued upon the commencement of such action, litigation or proceeding.

c. Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

d. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in, New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate and legal representatives and shall inure to the benefit of the Company and its successors. If any provision of this Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof cost of collection, including reasonable attorneys fees.

IN WITNESS WHEREOF Morgan Mining, Corp. has caused this Note to be executed by the signature of its authorized officer on the date above stated.

MORGAN MINING, CORP.

By: ______________________

Robert W. Thayer, President

8.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Holder, which consent may be granted or withheld in the sole and absolute discretion of the Holder;

8.8 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, and the same shall not have been stayed or withdrawn within sixty (60) days from the date the Borrower receives notice thereof;

8.9 DELISTING OF COMMON STOCK. If the Borrower's common stock shall fail to be listed on at least the Pink Sheets, the OTCBB or an equivalent replacement exchange within six months following the Issuance Date.

8.10 DEFAULT UNDER OTHER NOTES OR AGREEMENTS. An Event of Default has occurred and is continuing under any additional note or agreement between the Holder and Borrower,

then, upon the occurrence and during the continuation of any Event of Default specified in Section 8.1, 8.4, 8.5, 8.7, 8.9, or 8.10, at the option of the Holder of this Note exercisable through the delivery of written notice to the Borrower by such Holder (the "<u>DEFAULT NOTICE</u>"), or upon the occurrence of an Event of Default specified in Section 8.6 or 8.8, the Notes shall become immediately due and payable if said Event of Default is not cured with ten (10) business days of the date the Default Notice is sent by Holder, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 130% TIMES the SUM of (w) the then outstanding principal amount of this Note, PLUS (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment.

All powers and remedies given the Holder of this Note shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holder of this Note, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note, and no delay or omission by the Holder of this Note to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given to the Holder of this Note may be exercised from time to time, and as often as shall be deemed expedient, by the Holder of this Note.

Prior to the declaration of the maturity of this Note as provided herein above the Holder of this Note may waive, by a written letter signed by Holder, any past default hereunder and its consequences, in the case of any such waiver, the Corporation and the Holder of this Note shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall